Exhibit 3.1(b)

                              ARTICLES OF AMENDMENT
                              AMENDING MAY 24, 1993
                            ARTICLES OF INCORPORATION
                               OF WAGER-DATA, INC.

                     CHANGING THE NAME OF THE CORPORATION TO

                        EAGLE TELECOM INTERNATIONAL, INC.
                                  AND CHANGING
                     REGISTERED ADDRESS AND REGISTERED AGENT
                               OF THE CORPORATION



                                    ARTICLE I

     The name of the corporation is Wager-Data, Inc.

                                   ARTICLE II

     Article I of the Articles of Incorporation reading:

          "The name of the corporation is WAGER-DATA, INC."

     is hereby amended to read as follows:

          "The name of the corporation is Eagle Telecom International, Inc."

                                   ARTICLE III

     Article VI of the Articles of Incorporation reading:

          "The office address of its initial registered office is 1331 Lamar, Suite 1375, Houston, Texas 77010, and the name of the registered agent at such address is Richard Royall."

     is hereby amended to read as follows:

          "The office address of the Corporation's registered office is 910 Gemini, Houston, Texas 77058, and the name of the registered agent at such address is H. Dean Cubley."

                                   ARTICLE IV

     Article VII of the Articles of Incorporation reading:

          "Section 1. Initial Board of Directors. The number of directors constituting the initial Board of Directors of the Corporation is two
          (2) who need not be residents of the State of Texas or shareholders of the Corporation

          Section 2. Names and Addresses. The names and addresses of the persons who are elected to serve as directors until the first annual meeting of the shareholders, or until their successors have been elected and qualified are:

                      Name                         Address

               Sammy Fleschler              1331 Lamar, Suite 1375
                                            Houston, Texas 77010

               Richard Royall               1331 Lamar, Suite 1375
                                            Houston, Texas 77010

          Section 3. Increase or Decrease of Directors. The number of directors may be increased or decreased from time to time by amendment to the Bylaws; but no decrease shall have the effect of shortening the term of any incumbent director, and the number of directors shall not be decreased to less than two (2) directors. In the absence of a Bylaw fixing the number of directors, the number shall be two (2)."

     is hereby amended to read as follows:

          "Section 1. Initial Board of Directors. The number of directors constituting the Board of Directors of the Corporation is three (3) who need not be residents of the State of Texas or shareholders of the Corporation

          Section 2. Names and Addresses. The names and addresses of the persons who are elected to serve as directors until their successors have been elected and qualified are:

                      Name                         Address

               H. Dean Cubley               910 Gemini
                                            Houston, Texas 77058

               Christopher W. Futer         910 Gemini
                                            Houston, Texas 77058

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

          Section 3. Increase or Decrease of Directors. The number of directors may be increased or decreased from time to time by amendment to the Bylaws; but no decrease shall have the effect of shortening the term of any incumbent director, and the number of directors shall not be decreased to less than two (2) directors. In the absence of a Bylaw fixing the number of directors, the number shall be three (3)."

                                    ARTICLE V

The directors and shareholders unanimously adopted a resolution authorizing the change of the name of the Corporation to Eagle Telecom International, Inc on March 22, 1996. The number of shares of the Corporation issued and outstanding at the adoption of the resolution authorizing changing the name of the Corporation to Eagle Telecom International, Inc was 1,000, all of which voted in favor of such name change.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____________, 1996.



                                            /s/ H. Dean Cubley
                                            ------------------------------------
                                            H. Dean Cubley
                                            President of Eagle Telecom
                                            International, Inc.
                                            f/k/a Wager-Data Inc.


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

                    CONSENT RESOLUTION OF THE SHAREHOLDERS OF
                                 WAGER-DATA,INC.

     The Board of Directors of Wager-Data, Inc. adopted on March 22, 1996, a resolution approving and recommending the name of the Corporation be changed to Eagle Telecom International, Inc. and the Registered Agent be changed from Richard Royall to H. Dean Cubley, and the office address of the Registered Office be changed to 910 Gemini, Houston, Texas 77058.

     It is in the best interest of the Corporation that such resolution be adopted.

     WHEREAS, the shareholders of Wager-Data, Inc. common stock, represented by its President, H. Dean Cubley, as specifically authorized by its Board of Directors, took the following action:

     IT IS RESOLVED, that the name of the Corporation be and hereby is changed to Eagle Telecom International, Inc., and the Registered Agent is H. Dean Cubley, and the office address of the Registered Office is 910 Gemini, Houston, Texas 77058.

     BE IT FURTHER RESOLVED, that the officers of the Corporation are directed to file the appropriate documents with the Secretary of State of Texas reflecting such change.

     The shareholders of the Corporation adopted this resolution by unanimous consent on March 22, 1996, in accordance with Article 9.10 of the Texas Business Corporation Act, and that any written notice required by such article has been given.

     Signed and dated this _______ day of ______________, 1996.



                                            /s/ H. Dean Cubley
                                            ------------------------------------
                                            H. Dean Cubley, President
                                            Wager-Data, Inc.


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